UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2023

Adicet Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street, 19th Floor
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 503-9095

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors.

On July 10, 2023, upon the recommendation of the Nominating and Corporate Governance Committee (the “NCG Committee”) of the board of directors (the “Board”) of Adicet Bio, Inc. (the “Company”), the Board appointed Katie Peng to the Board, effective as of July 10, 2023, to fill the newly created vacancy on the Board resulting from an increase in the size of the Board from eight (8) to nine (9) directors. Ms. Peng will serve as a Class I director until her term expires at the 2025 annual meeting of stockholders at which time she will stand for reelection by the Company’s stockholders. The Board determined that Ms. Peng is independent under the listing standards of The Nasdaq Stock Market (“Nasdaq”).

As a non-employee director, Ms. Peng will receive cash compensation for her Board service in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy, as amended. In addition, upon her election as a director on July 10, 2023, Ms. Peng was granted an option to purchase 70,200 shares of the Company’s common stock at an exercise price per share of $3.38 with the shares vesting and becoming exercisable in thirty-six (36) equal monthly installments commencing on July 10, 2023, subject to the continued service of Ms. Peng on the Board. Ms. Peng is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Peng and any other persons pursuant to which she was selected as a director. In addition, Ms. Peng has entered into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

Item 7.01 Regulation FD Disclosure.

On July 11, 2023, the Company issued a press release announcing Ms. Peng’s appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Adicet Bio, Inc. on July 11, 2023, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADICET BIO, INC.

Date:	July 11, 2023	By:	/s/ Nick Harvey
		Name: Title:	Nick Harvey Chief Financial Officer